As filed with the Securities and Exchange Commission on November , 2017 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0681092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1321 King Street, Suite 1
Bellingham, WA 98229
(Address of principal executive offices, including zip code)

2013 Stock Option Plan

2015 Equity Incentive Plan

(Full title of plan)

Alan Goldman
eXp World Holdings, Inc.
1321 King Street, Suite 1
Bellingham, WA 98229
775-432-6394
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Christopher J. Voss

K&L Gates LLP

925 Fourth Avenue, Suite 2900

Seattle, Washington 98104

(206) 623-7580

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.00001 per share, issuable under the 2013 Stock Option Plan	6,164,588(2)	$0.14(3)	$863,042.32(3)	$107.45(3)
Common stock, par value $0.00001 per share, issuable under the 2015 Equity Incentive Plan	4,803,231(2)	$2.29(4)	$11,009,235.40(4)	$1,370.65(4)
Common stock, par value $0.00001 per share, issuable under the 2015 Equity Incentive Plan	3,576,334(2)	$6.06(4)	$21,654,702.37(4)	$2,696.01(4)
Common stock, par value $0.00001 per share, issuable under the 2015 Equity Incentive Plan	8,729,737(2)	$6.06(4)	$52,858,557.54(4)	$6,580.89(4)
Total	23,273,890		$86,385,537.63	$10,755.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant’s 2013 Stock Option Plan (the “2013 Plan”) and the 2015 Equity Incentive Plan (the “2015 Incentive Plan”) as the result of any future stock split, stock dividend or similar adjustment of the registrant’s outstanding common stock. The number of shares registered hereunder includes shares reserved for issuance upon the exercise of future stock awards and option grants and option grants outstanding on the date hereof, but excludes shares that have been issued pursuant to past stock awards or option grants.
(2)	Shares of common stock issuable under the 2013 Plan include 6,164,588 shares reserved for issuance pursuant to outstanding stock options and zero shares of common stock reserved for issuance pursuant to future awards. Shares of common stock issuable under the 2015 Plan include 4,803,231 shares reserved for issuance pursuant to outstanding stock options, 3,576,334 shares reserved for issuance pursuant to the vesting of outstanding restricted stock awards and 8,729,737 shares reserved for issuance pursuant to future awards.
(3)	The proposed maximum offering price per share of 6,164,588 shares of common stock reserved for issuance under the 2013 Plan pursuant to outstanding stock options was estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $0.14 per share.
(4)	The proposed maximum offering price per share of 4,803,231 shares common stock reserved for issuance under the 2015 Incentive Plan pursuant to outstanding stock options was estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $2.29 per share. The proposed maximum offering price per share of 3,576,334 shares of common stock reserved for issuance under the 2015 Incentive Plan pursuant to vesting of outstanding restricted stock awards was estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the average of the bid and ask prices per share of the Registrant’s Common Stock as reported on the OTC Bulletin Board on October 31, 2017, which was $6.06 per share. The proposed maximum offering price per share of the remaining 8,729,737 shares was estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of computing the amount of the registration fee based on the average of the bid and ask prices per share of the Registrant’s Common Stock as reported on the OTC Bulletin Board on October 31, 2017, which was $6.06 per share.

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INTRODUCTION

This Registration Statement on Form S-8 (this “Registration Statement”) relates to the registration of a total of 23,273,890 shares of common stock, par value $0.00001 per share (“Common Stock”), of eXp World Holdings, Inc. (the “Registrant”) under the Registrant’s 2013 Stock Option Plan (the “2013 Plan”) and the 2015 Equity Incentive Plan (the “2015 Incentive Plan”).

The Registrant does not expect to make future awards under the 2013 Plan, but is registering shares of Common Stock issuable upon exercise of stock options and stock awards outstanding under the 2013 Plan.

The Registrant administers several equity incentive programs under the 2015 Incentive Plan, including the following:

•	the Agent Ownership Incentive Program, pursuant to which agents earn shares, subject to vesting requirements, when they close their first transaction, cap on their yearly commissions, or attract other producing professionals into the organization.

•	the Agent Equity Commission Program, pursuant to which all agents and brokers in good standing with the Company may set aside five percent (5%) of certain commission income to be paid in shares of Common Stock.

•	the Icon Agent Program, which provides each qualified “Icon” with up to $16,000 in shares of common stock upon the achievement of certain production goals within an agent’s anniversary year.

All stock awards and option grants under these and the Registrant’s other equity incentive programs are made under the 2015 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants of the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

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PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3. Incorporation of CERTAIN Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this Registration Statement:

(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 31, 2017, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

(b)     The Registrant’s Quarterly Reports on Form 10-Q filed with the SEC on May 19, 2017 and August 14, 2017;

(c)     The Registrant’s Definitive Information Statement on Schedule 14C filed with the SEC on October 6, 2017;

(d)      All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such Items); and

(e)     The description of the Registrant’s Common Stock included in the Registrant’s Current Report on Form 8-K filed with the SEC on October 2, 2013, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law, provides in relevant part that a corporation may indemnify any officer or director who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the Delaware General Corporation Law against all expense, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. In addition, the Registrant’s bylaws provide that its board of directors may cause the company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against liability asserted against such person and incurred in any such capacity or arising out of such status, whether or the our company would have the power to indemnify such person.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Exhibit Number	Description

5.1	Opinion of K&L Gates LLP.

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of WSRP, LLC, Independent Registered Public Accounting Firm.

23.3	Consent of K&L Gates LLP (included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	2013 Stock Option Plan (incorporated by reference to Form 8-K, filed by the Registrant on October 2, 2013)

99.1	eXp Realty International Corporation 2015 Equity Incentive Plan (incorporated by reference to the Definitive Information Statement on Schedule 14C filed by the Registrant on October 6, 2017)

Item 9. Undertakings.

A.       The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellingham, State of Washington, on November 14th, 2017.

EXP WORLD HOLDINGS, INC.

/s/ Glenn Sanford
By:	Glenn Sanford
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Glenn Sanford and Alan Goldman, and each of them, either of whom may act without joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign and to file any or all amendments to this registration statement, including post-effective amendments to this registration statement, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn Sanford	Chairman of the Board and Chief Executive Officer	November 14, 2017
Glenn Sanford	(principal executive officer)

/s/ Alan Goldman	Chief Financial Officer	November 14, 2017
Alan Goldman	(principal financial and accounting officer)

/s/ Gene Frederick	Director	November 14, 2017
Gene Frederick

/s/ Jason Gesing	Director	November 14, 2017
Jason Gesing

/s/ Randall Miles	Director	November 14, 2017
Randall Miles

/s/ Richard Miller	Director	November 14, 2017
Richard Miller

/s/ Suzy Truax	Director	November 14, 2017
Suzy Truax

/s/ Darren Jacklin	Director	November 14, 2017
Darren Jacklin

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INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of K&L Gates LLP.

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of WSRP, LLC, Independent Registered Public Accounting Firm.

23.3	Consent of K&L Gates LLP (included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	2013 Stock Option Plan (incorporated by reference to Form 8-K, filed by the Registrant on October 2, 2013)

99.1	eXp Realty International Corporation 2015 Equity Incentive Plan (incorporated by reference to the Definitive Information Statement on Schedule 14C filed by the Registrant on October 6, 2017)

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